Exhibit 5.1

May 25, 2007	32367.00033

FairPoint Communications, Inc.
521 East Morehead Street, Suite 250
Charlotte, North Carolina 28202

  Re:
  FairPoint Communications, Inc.
  Registration Statement on Form S-4

Ladies and Gentlemen:

        This opinion is delivered in our capacity as counsel to FairPoint Communications, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-4 (File No. 333-141825) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance by the Company of up to 54,185,794 shares (the "Shares") of its Common Stock, par value $0.01 per share, in connection with the proposed merger of the Company with Northern New England Spinco Inc. ("Spinco"), a wholly-owned subsidiary of Verizon Communications Inc. ("Verizon").

        As such counsel and for purposes of our opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including, without limitation:

  (i)
  the Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 15, 2007, by and among Verizon, Spinco and the Company, attached as Exhibit 2.2 to the Registration Statement;

  (ii)
  the Amendment No.1 to the Agreement and Plan of Merger, dated as of April 20, 2007, by and among Verizon, Spinco and the Company; attached as Exhibit 2.3 to the Registration Statement;

  (iii)
  the Eighth Amended and Restated Certificate of Incorporation of the Company, attached as Exhibit 3.1 to the Registration Statement;

  (iv)
  the Amended and Restated By-laws of the Company, attached as Exhibit 3.2 to the Registration Statement;

  (v)
  resolutions of the Board of Directors of the Company with respect to this issuance; and

  (vi)
  the Registration Statement.

        In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

        In such examination and in rendering the opinion expressed below, we have assumed: (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as copies, (iii) the authenticity of the originals of all documents submitted to us as copies, (iv) the legal capacity of all natural persons, (v) the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, (vi) the authority of such persons signing on behalf of the parties thereto and (vii) the due authorization, execution and delivery of all documents by the parties thereto.

        Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, when (i) the Registration Statement becomes effective under the Securities Act and (ii) the certificate of merger contemplated by the Merger Agreement is filed with and accepted by the Secretary of State of the State of Delaware, the Shares will be duly authorized and validly issued, fully paid and non-assessable.

        We are members of the Bar of the State of New York, and accordingly, do not purport to be experts on or to be qualified to express any opinion herein concerning the laws of any jurisdiction other than the Delaware General Corporation Law (including all applicable provisions of the Delaware Constitution and all reported judicial decisions interpreting such laws).

        This opinion has been prepared for your use in connection with the Registration Statement and may not be relied upon for any other purpose. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

        We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our Firm under the caption "Legal Matters" and to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Paul, Hastings, Janofsky & Walker LLP